As filed with the Securities and Exchange Commission on October 5, 2006
Registration No. 333-133021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Replidyne, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1568247 (I.R.S. Employer Identification No.)
1450 Infinite Dr.
Louisville, CO 80027
(303) 996-5500
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Kenneth J. Collins
President and Chief Executive Officer
Replidyne, Inc.
1450 Infinite Dr.
Louisville, CO 80027
(303) 996-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

James C.T. Linfield, Esq. Laura M. Medina, Esq. Cooley Godward LLP 380 Interlocken Crescent Suite 900 Broomfield, CO 80021 (720) 566-4000	David J. Segre, Esq. Jose F. Macias, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐ ___
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐ ___

     This Post-Effective Amendment No. 1 amends the Form S-1 Registration Statement No. 33-133021 of Replidyne, Inc. (the “Registrant”) filed on April 5, 2006 and last amended on June 28, 2006 (the “Registration Statement”). Pursuant to the Registration Statement, 5,175,000 shares of the Registrant’s Common Stock were registered, including the option granted to underwriters to purchase up to 675,000 additional shares to cover over-allotments. Between June 28, 2006, the date on which the Registration Statement was declared effective by the Securities and Exchange Commission, and the date hereof, 5,006,000 shares of the Common Stock were sold, including 506,000 shares of Common Stock purchased by underwriters pursuant to the over-allotment option. Therefore, the Registration Statement is hereby further amended to deregister 169,000 shares of Common Stock, thereby reducing the number of shares covered by the Registration Statement to 5,006,000.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this post effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on the 5th day of October, 2006.

REPLIDYNE, INC.
By:	/s/ Kenneth J. Collins
Kenneth J. Collins
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth J. Collins Kenneth J. Collins	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	October 5, 2006
* Mark L. Smith	Chief Financial Officer, Treasurer, (Principal Financial and Accounting Officer)	October 5, 2006
* Kirk K. Calhoun	Member of the Board of Directors	October 5, 2006
* Ralph E. Christoffersen, Ph.D.	Member of the Board of Directors	October 5, 2006
* Geoffrey Duyk, MD, Ph.D.	Member of the Board of Directors	October 5, 2006
* Christopher D. Earl, Ph.D.	Member of the Board of Directors	October 5, 2006
* Augustine Lawlor	Member of the Board of Directors	October 5, 2006
* Daniel J. Mitchell	Member of the Board of Directors	October 5, 2006
* Henry Wendt	Member of the Board of Directors	October 5, 2006
*By: /s/ Kenneth J. Collins
Kenneth J. Collins Attorney-in-Fact